EXHIBIT 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement of Schedule 13D filed herewith relating the common stock, $0.01 par value, of United States Antimony Corporation, if being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended on behalf of each such person.

IN WITNESS WHEREOF, the undersigned have executed this Joint Filing Agreement.

Dated April 19, 2019

By:	/s/ Lydia Dugan
LYDIA DUGAN

By:	/s/ Patrick Dugan
PATRICK DUGAN